Exhibit 99.1

            WAUSAU-MOSINEE PAPER CORPORATION ANNOUNCES
      FIRST-QUARTER RESULTS IN LINE WITH ANALYST EXPECTATIONS

 Mosinee, WI April 24, 2001 - Wausau-Mosinee Paper Corporation (NYSE:WMO) today reported a net loss of $4.7 million, or $0.09 per share, for the quarter ending March 31, 2001, as compared to a loss of $12.9 million, or $0.25 per share, for the first quarter of 2000. Adjusted for non-recurring items, the 2001 first quarter loss was $0.06 per share compared to earnings of $0.11 per share in 2000.

 Net sales for the first quarter of 2001 were $224.6 million as compared to $243.6 million in 2000.

 "First quarter results were impacted most notably by weak market conditions and high energy costs," stated Thomas J. Howatt, President and Chief Executive Officer. "We experienced significant volume weakness in most of our core businesses with the exception of towel and tissue which grew by 8% for the quarter. And while natural gas prices have declined from peak levels, total energy costs increased by more than $7 million over the first quarter of last year."

 "Declining pulp costs provided some offset to current market conditions, as did gains from our internal initiatives," Howatt continued, "but with no improvement in business immediately apparent, we will continue to bring intense focus to our efforts to improve productivity, reduce capital expenditures, control working capital and reduce costs."

 Wausau-Mosinee's first quarter conference call is scheduled for 11:00 a.m. EDT on April 25, 2001 and can be accessed through the company's website at www.wausaumosinee.com under "Investor Information." A replay of the webcast will be available at the same site through May 2, 2001.

 Wausau-Mosinee Paper Corporation is a major producer of fine printing and writing papers and technical specialty papers. The company also produces and markets "away-from-home" towel and tissue products.

 Safe Harbor under the Private Securities Litigation Reform Act of 1995:
 Except for historical information, the matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties including, but not limited to, changes in raw material prices, manufacturing problems at company facilities, and other risks and assumptions described in Item 1 of the Company's Form 10-K for the year ended December 31, 2000. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                          (Tables follow)

                      WAUSAU-MOSINEE PAPER CORPORATION
               INTERIM REPORT - QUARTER ENDED MARCH 31, 2001

 (in thousands, except share amounts)                 Three Months
 Consolidated Statements of Income (unaudited)      Ended March 31,
                                                  2001          2000
 Net Sales                                      $224,617    $243,606
 Cost of Sales                                   208,428     214,765
 Restructuring Charge-inventory                        0         599
     Total Cost of Sales                         208,428     215,364
     Gross Profit                                 16,189      28,242
 Selling & Administrative Expense                 19,253      19,818
 Restructuring Charge-other                            0      24,401
     Total                                        19,253      44,219
     Operating Loss                               (3,064     (15,977)
 Interest Expense                                 (4,336)     (3,705)
 Other Income/(Expense), Net                        (149)         61
     Loss before Income Taxes                     (7,549)    (19,621)
 Credit for Income Taxes                          (2,800)     (6,700)
     Net Loss                                    ($4,749    ($12,921)
     Net Loss Per Share                           ($0.09      ($0.25)
     Weighted Average Shares Outstanding      51,372,685  51,416,691

 Condensed Consolidated Balance Sheets (Note 3) March 31, December 31,
                                                   2001        2000
 Current Assets                                 $261,706    $256,412
 Property, Plant & Equipment, Net                654,682     662,204
 Other Assets                                     29,906      29,815
     Total Assets                               $946,294    $948,431

 Current Liabilities                            $105,220    $117,807
 Long-term Debt                                  258,916     250,465
 Other Liabilities                               206,794     203,611
 Stockholders' Equity                            375,364     376,548
     Total Liabilities & Stockholders' Equity   $946,294    $948,431

 Condensed Consolidated Statements                 Three Months
    of Cash Flow (unaudited)                      Ended March 31,
                                                  2001        2000
 Cash Provided/(Used) by Operating Activities  ($3,450)     $5,142
 Capital Expenditures - Net                     (5,771)     (7,195)
 Borrowings Under Credit Agreements              8,452      11,874
 Dividends Paid                                 (4,368)     (4,113)
 Stock Options Exercised                         1,898           0
 Proceeds on Sale of Property, Plant & Equipment   104          24
 Proceeds on Sale of Swap Agreement              2,250           0
 Other Investing & Financing Activities            (59)        (56)
     Net Increase (Decrease) in Cash             ($944)     $5,676

 Note 1 - In the first quarter of 2000, the Company recorded a pretax restructuring charge of $25.0 million in the Specialty Paper Group segment to cover shutdown and asset disposition costs associated with the closure of a paper manufacturing facility in Middletown, Ohio, and a pre-tax charge of $2.7 million for the resignation of the Company's president and CEO.

 Note 2 - Net income includes expenses, or credits, for incentive plans calculated by using the average price of the Company's stock at the close of each fiscal quarter as if all such plans had been exercised that day. For the three months ended March 31, 2001, these plans resulted in after-tax expense of $1,747,000 or $.03 per share, compared to after-tax expense of $651,000 or $.01 per share for the same period last year.

 Note 3 - Balance sheet amounts at March 31, 2001 are unaudited. The December 31, 2000 amounts are derived from audited financial statements.

 Note 4 - Interim Segment Information

 The Company's operations are classified into three principal reportable segments, the Specialty Paper Group, the Printing & Writing Group and the Towel & Tissue Group, each providing different products. Separate management of each segment is required because each business unit is subject to different marketing, production and technology strategies.

 The Specialty Paper Group produces specialty papers at its manufacturing facilities in Rhinelander, Wisconsin; Mosinee, Wisconsin; and Jay, Maine. The Printing & Writing Group produces a broad line of premium printing and writing grades at manufacturing facilities in Brokaw, Wisconsin and Groveton, New Hampshire. The Printing & Writing Group also includes two converting facilities which produce wax-laminated roll wrap and related specialty finishing and packaging products, and a converting facility which converts printing and writing grades. The Towel &Tissue Group markets a complete line of towel, tissue, soap and dispensing systems for the "away-from-home" market. The Towel & Tissue Group operates a paper mill in Middletown, Ohio and a converting facility in Harrodsburg, Kentucky.

     Sales, operating profit, and asset information by segment is as follows:

  (in thousands)                            March 31,  December 31,
                                             2001         2000
 Segment Assets (Note 3)
     Specialty Paper                        $397,838    $401,227
     Printing & Writing                      311,433     310,006
     Towel & Tissue                          180,861     180,857
     Corporate & Unallocated*                 56,162      56,341
                                            $946,294    $948,431

                                                     Three Months
                                                    Ended March 31,
                                                    2001       2000
 Net Sales External Customers (unaudited)
     Specialty Paper                               $89,234    $109,845
     Printing & Writing                             93,300      94,913
     Towel & Tissue                                 42,083      38,848
                                                  $224,617    $243,606

 Net Sales - Intersegment (unaudited)
     Specialty Paper                                  $104        $885
     Printing & Writing                              2,654       1,885
     Towel & Tissue                                      0           2
                                                    $2,758      $2,772

 Operating Profit (Loss) (unaudited)
     Specialty Paper                               ($4,018)     $3,682
     Specialty Paper-restructuring
      charge (Note 1)                                    0     (25,000)
     Total Specialty Paper                          (4,018)    (21,318)
     Printing & Writing                              1,321       7,316
     Towel & Tissue                                  4,580       3,985
 Total Reportable Segment Operating Profit (Loss)    1,883     (10,017)
     Corporate & Eliminations                       (4,947)     (5,960)
     Interest Expense                               (4,336)     (3,705)
     Other Income/(Expense), Net                      (149)         61
     Loss before Income Taxes                      ($7,549)   ($19,621)

                                                  Three Months
 (in thousands, except ton amounts)              Ended March 31,
                                                2001       2000
 Depreciation, Depletion and Amortization
     Specialty Paper                          $6,308      $5,602
     Printing & Writing                        4,249       4,098
     Towel & Tissue                            4,169       3,970
     Corporate and unallocated                   446         913
                                             $15,172     $14,583

 Tons Sold
     Specialty Paper                          75,618      93,532
     Printing & Writing                       85,367      84,257
     Towel & Tissue                           31,539      29,188
                                             192,524     206,977

 *Industry segment assets do not include intersegment accounts receivable, cash, deferred tax assets and certain other assets which are not identifiable with industry segments.